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                                  Exhibit 4.11

                      Specimen of Series 1 Preferred Stock


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                                Kids Stuff, Inc.
KDSP

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                                      CUSIP 49380U 40 7
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

This Certifies that

                                       Countersigned and Registered:
                                         AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                                  Transfer Agent
                                                                   and Registrar
                                       By

                                                            Authorized Signature

is the record holder of

      FULLY PAID AND NONASSESSABLE SHARES OF SERIES 1 PREFERRED STOCK PAR
                            VALUE $.001 PER SHARE OF

Kids Stuff, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Secretary

President








Kids Stuff, Inc.
  CORPORATE


    SEAL
  DELAWARE